Exhibit 4

FC Residential Investment Corporation

Ichigo Real Estate Investment Corporation

Merger Rationale

August 9, 2011

Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd.

Rule 802 Legend

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.

Contents

REIT Merger Aimed at Growth

Outline

Schedule

Portfolio of New FCR

Balance Sheet of New FCR

Maximizing Unitholder Value

Purpose of the Merger

Investment Policy of New FCR

Internal Growth Strategy

External Growth Strategy

Future Financial Strategy

Further Dividend Growth

Appendices: Summary of Portfolios / Borrowing Status / Outline of Both Investment Corporations

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.

REIT Merger Aimed at Growth

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.

4

Outline (1)

Absorption-type merger whereby FC Residential Investment Corporation (“FCR”) will be the surviving corporation and Ichigo Real Estate Investment Corporation (“Ichigo REIT”) will be the absorbed corporation (New investment corporation after the merger: “New FCR”)

Allotment of Units in the Merger

Merger ratio: FCR : Ichigo REIT = 1 : 0.43 (3/7)

Upon the merger, a 7 for 1 unit split for FCR units will be implemented

— After the unit split, 3 New FCR units will be allotted per one unit of Ichigo REIT

Number of Outstanding Units After the Merger

Total number of New FCR units: 842,823 units

— Old FCR units: 32,700 units x 7 = 228,900 units

— Old Ichigo REIT units: 204,641 units x 3 = 613,923 units

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.

5

Outline (2)

Fund Creation REIT Advisers Co., Ltd. (FCR’s asset management company; “FAM”) will become a wholly-owned subsidiary of Ichigo Group Holdings Co., Ltd. (“IGH”)

Scheduled to settle on August 15, 2011

FAM will be integrated with Ichigo REIT’s asset management company, Ichigo REIT Management Co., Ltd. (“IRM”), on the effective date of the investment corporation merger (November 1, 2011)

After the integration of asset management companies, the post-integration asset management company will be the asset manager for New FCR

After FAM becomes a wholly-owned subsidiary of IGH

(until October 31, 2011)

After the integration of asset management companies on November 1, 2011

IGH IRM FAM

IGH Post-integration asset management company New FCR

AM mandate

Integration of asset management companies

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.

6

Schedule

Merger becomes effective on November 1, 2011

August 8 August 15 October 14 October 18 October 27 November 1

Execution of investment corporation merger agreement Approval of FCR unit split Transfer of FAM’s shares to IGH

Ichigo REIT general meeting of unitholders (Record date: August 27, 2011) FCR general meeting of unitholders (Record date: August 27, 2011)

Delisting of Ichigo REIT

Effective date of merger

Major conditions precedent of the merger

Approval of necessary resolutions in connection with the merger at each investment corporation’s general meeting of unitholders

Consent to the merger, if required, from each lender of each investment corporation

Reasonable confirmation by both investment corporations that the filing of Form F-4 is not required for the merger under the U.S. Securities Act

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.

7

Portfolio of New FCR

Creation of a diversified portfolio

Combination of residential properties that are more immune to changes in economic conditions and offer stable income and offices that have strong income potential in times of economic upswing

Risk dispersion through diversification of uses and locations

FCR

Ichigo REIT

Post-Merger

Diversification in uses

Diversification in locations

Hotel 15%

Residence 85%

Commercial 10%

Office 90%

Hotel 3%

Commercial 8%

Residence 18%

Office 71%

Others 19%

Tokyo 23 wards 81%

Others 35%

Tokyo metropolitan area 9%

Tokyo 23 wards 56%

Others 30%

Tokyo metropolitan area 7%

Tokyo 23 wards 63%

Note: Current portfolio ratios are based on acquisition prices and as of the end of the fiscal period ending in April 2011.

The post-merger portfolio ratios are calculated using the appraisal value of Ichigo REIT’s assets at the end of the fiscal period ending in April 2011, assuming the application of the purchase method. Tokyo metropolitan area is composed of Tokyo prefecture (except for the 23 wards), Kanagawa prefecture, Saitama prefecture and Chiba prefecture.

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.

8

Balance Sheet of New FCR

Revaluation of real estate book at fair value in conjunction with the transfer of Ichigo REIT assets

Expect to generate negative goodwill of approx. 17 billion yen

Balance Sheet of Ichigo REIT (absorbed corporation)

(Billion Yen)

Balance Sheet of new investment corporation after merger

Assets (book value) 122.0

Liabilities (book value) 55.8

Net assets 66.2

Revaluation at fair value

Assets (fair value)

Liabilities (fair value)

Transferred net assets

Balance Sheet of FCR (surviving corporation)

Assets (book value) 25.0

Liabilities (book value) 9.9

Net assets 15.1

Assets

Liabilities

Negative goodwill

Net assets

Note: Balance sheet figures based on book value are figures for each of FCR and Ichigo REIT at the end of April 2011.

The expected negative goodwill amount is a provisional calculation based on the current status of FCR and Ichigo REIT, and is subject to change , depending on movements in appraisal values or unit prices.

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.

Maximizing Unitholder Value

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.

Purpose of the Merger

The purpose of the merger is to accelerate the growth of both FCR and Ichigo REIT

FCR: Current Status and Needs

REIT focusing on residential properties in central Tokyo

Although profitability is stable, potential for dividend improvement is low

Improvement of unit liquidity is required through expansion of asset scale and market capitalization

Ichigo REIT: Current Status and Needs

REIT focusing on mid-scale office buildings primarily in the Tokyo metropolitan area

Although increased income is expected in times of economic upswing, further stabilization of income is required

All properties held are collateralized, leading to weaker financing ability

Outcomes of the Merger

Creation of a portfolio with a combination of residential and office properties

Diversified portfolio with a combination of residential and office properties

Risk dispersion through diversification of uses and locations

Expansion of asset scale and improvement of unit liquidity

Although Ichigo REIT’s asset book value will be reduced by mark-to-market valuation, its asset scale will actually be expanded

In addition to expanded market capitalization, unit liquidity will be improved through a 7 for 1 unit split

Strategic utilization of negative goodwill

Use negative goodwill arising out of the merger (a) for external growth, (b) to strengthen financial standing, and (c) to stabilize dividends

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.

Investment Policy of New FCR

Invest mainly in small- and mid-scale properties with high liquidity and stable demand

Focus on areas with good supply and relatively stable rent levels

Anticipate improved profitability via value-adding asset management

Invest in superior properties with high income potential, actively deploying negative goodwill

Source stringently selected properties based on analysis of future economic growth and market scale

Seek to improve quality as an ongoing REIT and to expand income opportunities through pro-actively upgrading the portfolio

Contemplate further diversification while taking advantage of the positive characteristics of the REIT’s residential and office assets

Acquire new properties focusing on residential and office properties, drawing upon the significant asset management expertise and experience of both FCR and Ichigo REIT

Consider acquiring properties with potential for increased profitability while dispersing risk through diversification in uses and locations

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.

Internal Growth Strategy

Reduce operational costs through merger

Reduce administrative charges by concentrating providers of asset custodial services, administrative services, etc.

Reduce costs and manage more efficiently by concentrating contractors, etc.

Reduce costs by unification of property insurance contracts

Strengthen profitability at the individual property level and seek further improvements in occupancy

Further improve the quality of the new REIT’s asset management, including leasing, by taking full advantage of the expertise and networks cultivated by both asset management companies

Actively implement measures, such as renovation, that lead to improvements in asset value

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.

External Growth Strategy

Improve the quality of the portfolio through replacement of properties using negative goodwill

Dispose of properties based on assessments of future profitability and asset values

Consider a game-changing external growth strategy through new financing

Any financing can only occur with due consideration to impact on dividends and the REIT unit price

Mid- to long-term:

External growth using new financing

Short-term: Improve portfolio quality

Ichigo REIT FCR

Towards further growth

(Billion Yen)

350 300 250 200 150 100 50 0

Oct 2010

Apr 2011

115.6

23.4

113.8

23.4

Fair valuation

110.0

Immediately after the merger

Note: The portfolio scale immediately after the merger (110 billion yen) is calculated using an appraisal value of Ichigo REIT’s assets at the end of the fiscal period ending in April 2011, assuming the application of the purchase method.

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.

Future Financial Strategy

Further strengthening of financial base

Improve financing terms by upgrading portfolio using negative goodwill

Attract more Japanese lenders, reduce financing costs, and stabilize debt structure

Strengthen relationships with regional banks as lenders against regional assets in portfolio

Distribution of debt payment deadlines after the merger

(Million Yen)

Ratio of long-term debt: 99%

Ichigo REIT FCR

40,000

30,000

20,000

10,000

0

300

3,851

17,306

8,198

9,108

4,050

30,000

2,732

Apr 2012

Oct 2012

Apr 2013

Oct 2013

Apr 2014

Oct 2014

Apr 2015 Oct 2015

Apr 2016

Oct 2016

Distribution of lenders after the merger

GE Japan

Note: The post-merger distribution of debt repayment dates is estimated based on the outstanding debts as of the repayment date of each borrowing.

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.

Further Dividend Growth

Accelerate growth through the merger

?Grow unitholder value via internal and external growth strategies and financing strategy

?In short-term, maintain dividends in part by deploying negative goodwill; in mid- to long-term, increase dividends organically without drawing upon negative goodwill

Short-term:

Improve the quality of the portfolio

Active leasing

Value enhancement

Replacement of portfolio properties leading to improved yield

Mid- to long-term: Expand asset scale

Procure new funds

Diversify lenders; attract Japanese banks

Reduce financing costs

Strengthen presence in J-REIT market

Merger of Ichigo REIT and FCR

(New FCR)

Dividends per unit

Negative goodwill

Negative goodwill

a(620) x

b(193) x

a: Current net income forecast of Ichigo REIT for the fiscal period ending in April 2012 (Million Yen)

b: Current net income forecast of FCR for the fiscal period ending in October 2011 (Million Yen)

x: Number of units of New FCR after the Merger (before unit split)

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.

Appendix: Summary of Portfolios

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.

New FCR: Portfolio Status (1)

Stabilize portfolio through expansion in asset scale

Summary of FCR Portfolio

Area

Use

Acquisition price

NRA

Area

Use

Acquisition price

NRA

Area

Use

Acquisition price

NRA

Note: Current portfolios are as of the end of April 2011.

The post-merger portfolio is estimated using an appraisal value of Ichigo REIT’s assets at the end of the fiscal period ending in April 2011, assuming the application of the purchase method.

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.

New FCR: Portfolio Status (2)

Distribution by region (investment ratio)

Sapporo 1%

Tokyo Metropolitan area 70%

Sendai 2%

Nagoya 12%

Kansai region 4%

Hiro shima 1%

Fukuoka 1%

Others 9%

Distribution by scale

Distribution by building age

Average building age:

20.2 years

Note: Calculated using appraisal value of Ichigo REIT’s assets at the end of the fiscal period ending in April 2011, assuming the application of the purchase method.

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.

FCR: List of Properties

As of April 30, 2011

Region	No.	Property	Address	Acquisition Price (mm yen)	NRA (m²)	Occupancy (%)	Appraisal Value as at end of April 2011 (mm yen)
6 inner Tokyo wards and 4 south Tokyo wards	A-1	ForeCity Roppongi	Roppongi, Minato-ku, Tokyo	1,730	1,663.87	96.5	1,340
	A-2	ForeCity Azabujuban	Mita, Minato-ku, Tokyo	1,140	1,111.20	91.7	1,070
	A-3	ForeCity Azabujuban No.2	Mita, Minato-ku, Tokyo	1,250	1,177.20	88.9	1,150
	A-5	Bureau Takanawadai	Shirokanedai, Minato-ku, Tokyo	1,360	1,677.88	100.0	1,010
	A-6	ForeCity Shirokanedai	Shirokanedai, Minato-ku, Tokyo	824	927.90	95.0	643
	A-7	B-Site Hamamatsucho	Hamamatsucho, Minato-ku, Tokyo	701	821.84	100.0	529
	A-8	ForeCity Akihabara	Kanda Sakumacho, Chiyoda-ku, Tokyo	2,520	3,452.29	100.0	1,970
	A-9	Sweet One Court	Irifune, Chuo-ku, Tokyo	786	1,030.63	90.0	617
	A-10	B-site Ginza East	Shintomi, Chuo-ku, Tokyo	946	1,332.87	100.0	713
	A-12	ForeCity Sasazuka	Sasazuka, Shibuya-ku, Tokyo	1,050	1,452.61	100.0	836
	A-13	Gran Presso Kawadacho	Kawadacho, Shinjuku-ku, Tokyo	592	667.16	100.0	456
	A-14	ForeCity Sakurashinmachi	Sakurashinmachi, Setagaya-ku, Tokyo	932	1,182.96	96.8	711
	A-16	ForeCity Shinkamada	Shinkamada, Ota-ku, Tokyo	1,040	1,756.33	89.8	890
	A-18	ForeCity Nakaochiai	Nakaochiai, Shinjuku-ku, Tokyo	435	599.30	100.0	351
	A-19	ForeCity Tomigaya	Tomigaya, Shibuya-ku, Tokyo	1,341	2,105.94	94.8	1,500
	B-1	ForeCity Ryogoku	Midori, Sumida-ku, Tokyo	1,080	1,572.39	100.0	984
	B-2	ForeCity Toyosu	Shinonome, Koto-ku, Tokyo	1,349	3,058.24	100.0	1,500
Ordinance designated cities, etc.	D-1	Falcon Shinsaibashi Building	Higashi-Shinsaibashi, Chuo-ku, Osaka City, Osaka	3,410	5,759.84	100.0	2,970
	D-2	ForeCity Nishihonmachi	Nishihonmachi, Nishi-ku, Osaka City, Osaka	927	2,675.88	100.0	952
Total				**23,415**	**34,026.33**	**97.8**	**20,192**

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.

20

Ichigo REIT: List of Properties (1)

As of April 30, 2011

Region	No.	Property	Address	Acquisition Price (mm yen)	NRA (m²)	Occupancy (%)	Appraisal Value as at end of April 2011 (mm yen)
Tokyo Metropolitan Area (the 5 inner Tokyo wards)	A-1	COI Shinbashi Building	Shinbashi, Minato-ku, Tokyo	7,162	5,552.48	63.8	6,110
	A-2	COI Nishisando Building	Yoyogi, Shibuya-ku, Tokyo	4,579	4,863.79	90.1	3,393
	A-4	MTC Building	Shiba, Minato-ku, Tokyo	2,690	4,097.63	100.0	2,834
	A-7	COI Nanpeidai Building	Nanpeidaicho, Shibuya-ku, Tokyo	2,120	1,925.24	100.0	2,100
	A-8	Joware Hanzomon	Hayabusacho, Chiyoda-ku, Tokyo	2,076	2,080.37	89.6	1,610
	A-12	COI Hijirizaka Building	Mita, Minato-ku, Tokyo	1,270	1,947.65	100.0	1,200
	A-18	COI Shibuya Kamiyamacho Building	Kamiyamacho, Shibuya-ku, Tokyo	1,460	1,321.54	100.0	1,503
	A-19	COI Akasaka 5 Chome Building	Akasaka, Minato-ku, Tokyo	850	687.78	100.0	705
	A-20	COI Shibazonobashi Building	Shiba, Minato-ku, Tokyo	1,420	1,602.29	100.0	1,080
	A-21	COI Ebisu Nishi Building	Ebisu-nishi, Shibuya-ku, Tokyo	3,000	1,484.39	94.7	2,065
	A-22	COI Ginza 612	Ginza, Chuo-ku, Tokyo	2,641	1,401.19	96.1	1,783
	A-23	Fiesta Shibuya	Udagawacho, Shibuya-ku, Tokyo	3,155	1,237.42	100.0	1,970
	A-24	COI Uchikanda Building	Uchikanda, Chiyoda-ku, Tokyo	2,000	1,379.33	100.0	1,110
	A-25	COI Kudan-Minami Building	Kudan-Minami, Chiyoda-ku, Tokyo	576	490.91	91.0	375
	A-26	COI Yotsuya 4 Chome Building	Yotsuya, Shinjuku-ku, Tokyo	840	780.64	90.9	539
	A-27	COI Akasaka Tameike Building	Akasaka, Minato-ku, Tokyo	981	494.14	100.0	599
	A-28	DSM Jinbocho Building	Kanda Jinbocho, Chiyoda-ku, Tokyo	2,630	1,931.48	92.0	1,780
	A-29	DSM Nihonbashi Kakigaracho Building	Nihonbashi Kakigaracho, Chuo-ku, Tokyo	1,930	2,379.80	83.7	1,230
	A-30	COI Kudan 2 Chome Building	Kudan Minami, Chiyoda-ku, Tokyo	1,137	1,288.31	100.0	783
	A-31	COI Kudan 3 Chome Building	Kudan Minami, Chiyoda-ku, Tokyo	1,227	1,318.80	100.0	846

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved. 21

Ichigo REIT: List of Properties (2)

As of April 30, 2011

Region	No.	Property	Address	Acquisition Price (mm yen)	NRA (m^2)	Occupancy (%)	Appraisal Value as at end of April 2011 (mm yen)
Tokyo Metropolitan Area (excluding the 5 inner Tokyo wards)	B-1	COI Gotanda Building	Higashi-Gotanda, Shinagawa-ku, Tokyo	5,208	5,346.76	95.3	5,060
	B-2	Burc Omori	Omorikita, Ota-ku, Tokyo	3,370	5,358.25	88.9	3,288
	B-3	Benex S-2	Shinyokohama, Kohoku-ku, Yokohama City, Kanagawa	2,438	4,330.58	90.4	2,035
	B-5	Pagoda Asakusa	Kaminarimon, Taito-ku, Tokyo	1,871	2,091.27	100.0	1,630
	B-6	COI Minami-Ikebukuro Building	Minami-Ikebukuro, Toshima-ku, Tokyo	1,600	1,490.31	100.0	1,450
	B-7	Regalo Building	Haramachida, Machida City, Tokyo	1,664	2,183.65	100.0	1,300
	B-9	Lespoir 296	Minami-Saiwai, Nishi-ku, Yokohama City, Kanagawa	1,074	1,282.92	100.0	881
	B-10	Technos Nakano Building	Arai, Nakano-ku, Tokyo	979	1,250.85	100.0	742
	B-11	COI Eitai Building	Eidai, Koto-ku, Tokyo	1,650	2,602.31	100.0	1,490
	B-12	COI Yokosuka Bayside Building	Wakamatsu-cho, Yokosuka City, Kanagawa	1,545	2,186.73	95.6	1,120
	B-13	Chitose Building	Ohashi, Meguro-ku, Tokyo	2,770	2,385.69	100.0	1,980
	B-14	Route Ikebukuro Building	Ikebukuro, Toshima-ku, Tokyo	927	1,261.91	100.0	617
	B-15	Nishi-Gotanda Access	Nishigotanda, Shinagawa-ku, Tokyo	1,270	1,311.21	100.0	764
	B-16	TK Kichijoji Building	Kichijoji Honcho, Musashino-shi, Tokyo	3,480	4,104.36	95.3	2,160
Kansai region	C-3	Ibaraki Kowa Building	Eidaicho, Ibaraki City, Osaka	789	2,186.41	73.7	604

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.
22

Ichigo REIT: List of Properties (3)

As of April 30, 2011

Region	No.	Property	Address	Acquisition Price (mm yen)	NRA (m^2)	Occupancy (%)	Appraisal Value as at end of April 2011 (mm yen)
5 large city areas	D-1	Sendai Ichibancho Building	Ichibancho, Aoba-ku, Sendai City, Miyagi	2,480	5,675.73	90.5	1,471
	D-2	COI Hiroshima Kamiyacho Building	Motomachi, Naka-ku, Hiroshima City, Hiroshima	1,709	2,893.29	83.9	914
	D-3	COI Mei-Eki Building	Meieki, Nakamura-ku, Nagoya City, Aichi	1,474	2,063.52	89.6	833
	D-4	COI Nagoya Plaza Building	Sakae, Naka-ku, Nagoya City, Aichi	5,807	3,971.79	88.9	5,069
	D-5	El Centro Sapporo	Minami2 jo Nishi, Chuo-ku, Sapporo City, Hokkaido	1,030	1,199.43	86.7	641
	D-6	COI Sendai Chuo Building	Chuo, Aoba-ku, Sendai City, Miyagi	786	2,366.55	69.2	513
	D-7	Solon Keyakidori Building	Kego, Chuo-ku, Fukuoka City, Fukuoka,	1,450	1,977.80	100.0	792
	D-8	Daimyo Balcony	Daimyo, Chuo-ku, Fukuoka City, Fukuoka	798	765.61	100.0	657
	D-9	CRD Marunouchi	Marunouchi, Naka-ku, Nagoya City, Aichi	9,520	8,009.11	98.3	6,910
Other major cities	E-1	Toyamaeki Nishi Building	Jinzuhonmachi, Toyama City, Toyama	2,345	8,601.71	98.9	1,620
	E-2	Daihyaku Mirai-Shinkin Building	Nagemachi, Oita City, Oita	1,892	3,247.03	88.1	1,110
	E-3	Kearney Place Saga	Ekimae-Chuo, Saga City, Saga	1,200	2,839.77	95.4	648
	E-5	Kearney Place Kanazawaeki-Mae	Horikawashinmachi, Kanazawa City, Ishikawa	1,071	2,454.09	69.0	557
	E-6	COI Takamatsu Building	Kotobukicho, Takamatsu City, Kagawa	3,208	6,329.33	94.0	3,060
	E-7	COI Toyama Shinsakuramachi Building	Shinsakuramachi, Toyama City, Toyama	708	2,095.72	70.4	407
	E-8	Akita Sanno 21 Building	Sanno, Akita City, Akita	895	3,512.36	55.3	574
	E-9	COI Niigata Building	Higashiodori, Chuo-ku, Niigata City, Niigata	3,075	6,577.22	77.1	2,150
Total (52 Properties)				**113,829**	**142,218.45**	**90.3**	**86,662**

ICHIGO

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.
23

Appendix: Borrowing Status

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.

Loan Details

As of August 8, 2011

FCR

Lender Outstanding balance (mm yen) Drawdown Date Repayment date

The Tokyo Star Bank, Limited 5,530 January 29, 2010 January 29, 2013

The Tokyo Star Bank, Limited 3,737 March 31, 2010 March 31, 2013

Total 9,267

Ichigo REIT

Lender Outstanding balance (mm yen) Drawdown Date Repayment date

BNY Mellon Trust 300 November 29, 2010 November 29, 2011

AIG Edison Life Insurance Company 3,800 March 16, 2006 March 16, 2013

Mizuho Trust & Banking Co., Ltd. (Loan Backed by Trust Assets)

ORIX Trust and Banking Corporation 2,050 September 17, 2010 March 14, 2014

GE Japan Corporation 30,000 November 30, 2010 May 30, 2014

The Tokyo Star Bank, Limited 2,970 November 30, 2010 November 30, 2012

The Kagawa Bank, Ltd. 1,475 November 30, 2010 November 30, 2012

Mizuho Trust & Banking Co., Ltd. (Loan Backed by Trust Assets)

Prudential LPS 2,974 November 30, 2010 May 25, 2016

Aozora Bank, Ltd. 3,930 February 28, 2011 August 31, 2012

Resona Bank, Limited 2,000 June 29, 2011 April 30, 2014

Total 49,499

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.

Appendix: Outline of Both Investment Corporations

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.

Outline of FCR and Ichigo REIT

FCR (surviving corporation)

FC Residential Investment

Name Corporation

6th floor,

Address Roppongi Hills Keyakizaka Terrace,

6-15-1 Roppingi, Minato-ku, Tokyo

Executive director Yoshihiro Takatsuka

Unitholders’

capital 14,928 million yen

Date of

incorporation June, 2005

Total number of

units issued 228,900 units (After unit split)

End of fiscal

period April and October

Asset

management Fund Creation REIT Advisers Co.,

company Ltd.

Title and name of

representative of Masaya Hiruta, Chief Executive

asset management Officer

company

Ichigo REIT (absorbed corporation)

Ichigo Real Estate Investment

Name Corporation

The Imperial Hotel Tower

Address 1-1-1 Uchisaiwai-cho, Chiyoda-ku,

Tokyo

Executive director Seiichi Muramatsu

Unitholders’

Capital 65,836 million yen

Date of

incorporation November, 2005

Total number of

units issued 613,923 units (After unit split)

End of fiscal

period April and October

Asset

management Ichigo REIT Management Co., Ltd.

company

Title and name of

representative of Wataru Orii, President &

asset management Representative Director

company

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.

Disclaimer

These materials are for informational purposes only. These materials do not constitute or form a part of, and should not be construed as, an offer to sell or a solicitation of an offer to buy any securities of both Investment Corporations. It is suggested that you consult with a representative of each securities firm if you intend to invest in any securities of both Investment Corporations.

These materials may contain forward-looking statements regarding the intent, belief or current expectations of management of both Investment Corporations with respect to financial condition and future results of operations. These statements are based on certain assumptions founded on currently available information. Accordingly, such statements are subjects to risks, uncertainties and assumptions and there is no assurance as to actual financial conditions or results of operations. Actual results may vary from those indicated in the forward-looking statements. Accordingly, please refrain from solely relying on these statements.

These materials have been created by Fund Creation REIT Advisers Co., Ltd. and Ichigo REIT Management Co., Ltd. (“both Asset Managers”) with the belief that the information contained is accurate. However, there is no assurance given as to the accuracy, certainty, validity or fairness of any such information.

Please note that the content of these materials is subject to revision or retraction without prior notice.

No copying or reproduction of these materials or part of these materials is allowed without obtaining prior consent from both Asset Managers.

Contact:

Fund Creation REIT Advisers Co., Ltd.

TEL : 03-5413-5348 FAX : 03-5413-2343 info@fc-reit.co.jp www.fc-reit.co.jp

Contact:

Ichigo REIT Management Co., Ltd.

TEL : 03-3502-4891 FAX : 03-3502-4894 mail@ichigo-rm.co.jp www.ichigo-reit.co.jp

© 2011 FC Residential Investment Corporation Fund Creation REIT Advisers Co., Ltd. Ichigo REIT Management Co., Ltd. Ichigo Real Estate Investment Corporation All rights reserved.